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                                  EXHIBIT 10.10

                FIRST AMENDMENT TO THE CONNECTICUT WATER COMPANY
                     SAVINGS PLAN, ADOPTED NOVEMBER 12, 1997

                         Effective as of January 1, 1998



         1. Section 2.27 of the Savings Plan of The Connecticut Water Company (the "Plan") is hereby amended to read in its entirety as follows:

                  "2.27 'Entry Date' shall mean the January 1, April 1, July 1 and October 1 of each Plan Year."



         2. Section 6.2(a) of the Plan is hereby amended to read in its entirety as follows:



         "(a)     The Employer shall contribute to the Trust Fund with respect to a Plan Year, as an Employer Contribution, an amount equal to the Applicable Percentage (determined as hereinafter provided) of each Participant's Employee Salary Deferral Contribution made pursuant to Section 5.1 hereof not exceeding three percent (3%) of Compensation. A Participant may elect that such Employer Contributions shall be paid to the Trustee in the form of cash or shares of Company Stock and cash in lieu of fractional shares. Such election shall be made, or may be changed, at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. In the absence of such an election, Employer Contributions shall be paid in the form of shares of Company Stock and cash in lieu of fractional shares. Contributions made in the form of Company Stock and cash in lieu of fractional shares shall be determined as follows: (i) as of the last business day of each Calendar Quarter, the amount of the Employer Contribution with respect to Employee Salary Deferral Contributions made since the last business day of the preceding Calendar Quarter shall be determined, and such amount shall be expressed in the form of whole shares of Company Stock based on the average of bid and asked prices per share on the last business day of the Calendar Quarter and cash; (ii) the number of whole shares determined in (i) and the amount of cash representing any fractional share shall be contributed to the Company Stock Fund as soon as practicable following the end of the Calendar Quarter and such contributions shall be
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                  allocated to each Participant's Employer Contribution Account.
                  For purposes of this Section 6.2(a), the Applicable Percentage for a Plan Year shall be determined as follows: (i) if "earnings per average common share" with respect to Company Stock, as reported for the prior Plan Year, exceed one hundred and ten percent (110%) of "dividends paid per common share" with respect to Company Stock, as reported for the prior Plan Year, the Applicable Percentage shall be fifty percent (50%); and (ii) if "earnings per average common share" with respect to Company Stock, as reported for the prior Plan Year, do not exceed one hundred and ten percent (110%) of "dividends paid per common share" with respect to Company Stock, as reported for the prior Plan Year, the Applicable Percentage shall be twenty-five percent (25%)."

         3. Section 7.2 of the Plan is hereby amended to read in its entirety as follows:

                  "7.2 Allocation of Contributions to Investment Funds. Once each Calendar Quarter, a Participant may elect how contributions to his Account, excluding Employer Contributions made in shares of Company Stock and cash in lieu of fractional shares in accordance with Section 6.2(a) hereof, shall be allocated among the available Investment Funds. Allocations to Investment Funds shall be in 10% increments. Such elections shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. In the absence of any such investment election by a Participant, contributions shall be invested in that Investment Fund which invests in short-term, fixed income investments such as bank certificates of deposition, commercial paper, and treasury bills."

         4. Section 7.4 of the Plan is hereby amended to read in its entirety as follows:

                  "7.4 Company Stock Fund. All Employer Contributions made in shares of Company Stock and cash in lieu of fractional shares in accordance with Section 6.2(a) hereof, together with earnings thereon, shall at all times be invested in the Company Stock Fund."

         5. Subsections 4(iii) and (iv) of the Participant Loan Program for the Plan are hereby amended to read in their entirety as follows:

                  "(iii) A Participant may have no more than one (1) loan outstanding from the Plan at any time; provided, however, that a Participant may be granted a second loan on the condition that the first loan outstanding will be immediately repaid from the proceeds of the second loan.
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                  (iv)     Except as described in (iii) above, a Participant
                           must wait at least one full calendar quarter between the payoff of one loan and the granting of another loan."